Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 333-        ) on Form S-4 of TMX Finance LLC and TitleMax Finance Corporation of our report dated February 14, 2011, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2009, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP
Raleigh, North Carolina
February 14, 2011